Exhibit 99.1

Carter Validus Mission Critical REIT II, Inc.
Announces New Officers

Tampa, FL –September 14, 2018 - Carter Validus Mission Critical REIT II, Inc. (the “Company”), a public non-traded real estate investment trust, announces that Lisa A. Drummond retired as Chief Operating Officer and Secretary of the Company, effective September 13, 2018. Todd M. Sakow was elected by the board of directors of the Company to become Chief Operating Officer and Secretary of the Company, effective September 13, 2018. In assuming such positions, Mr. Sakow resigned as Chief Financial Officer and Treasurer of the Company, positions he held since January 2013.

The board of directors of the Company also elected Kay C. Neely as Chief Financial Officer and Treasurer of the Company, effective September 13, 2018. In this capacity, Ms. Neely also will serve as the Company’s principal financial officer. Prior to becoming Chief Financial Officer and Treasurer of the Company, Ms. Neely was Senior Vice President of Accounting of Carter Validus Advisors II, LLC (the “Advisor”), the Company’s external advisor, since January 2016, where she has been responsible for the oversight of the accounting and financial reporting functions, as well as managing all accounting department personnel. Ms. Neely has over 13 years of real estate accounting experience from her various roles at a public accounting firm and Carter Validus.

Michael Seton, Chief Executive Officer and President of the Company and the Advisor stated, “We are pleased to have Mr. Sakow assume the role of Chief Operating Officer and Secretary of the Company; his partnership with and contribution to executive leadership have proven critical to our success in growing the Company. We are also excited to have Ms. Neely assume the role of Chief Financial Officer and Treasurer, and we are confident that our financial operations, reporting, and internal controls will continue to be successfully overseen through her leadership and experience.”

In addition, effective September 13, 2018, the new officers of the Advisor are Todd M. Sakow, Chief Operating Officer and Secretary, Kay C. Neely, Chief Financial Officer and Treasurer, and Jamie Yoakum, Chief Accounting Officer.

About Carter Validus Mission Critical REIT II, Inc.

Carter Validus Mission Critical REIT II, Inc. is a public, non-traded Maryland corporation headquartered in Tampa, Florida that has elected to be taxed, and believes it qualifies, as a real estate investment trust. Carter Validus Mission Critical REIT II, Inc. intends to continue to acquire mission critical real estate assets located throughout the United States and abroad. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT II, Inc. intends to continue to focus its acquisitions on mission critical assets in the data center and healthcare property sectors.

Media Contact
Cindy Etheredge
Marketing Director, Carter Validus
813-316-4323
cetheredge@cvreit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.